UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

Kavilco Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

[Kavilco Incorporated Letterhead]

October 7, 2011

Re:     Annual Meeting

Dear Shareholder,

You are invited to attend Kavilco’s 38th Annual Meeting to be held on November 5, 2011 at Cape Fox Lodge in Ketchikan, Alaska. Details about the meeting are described in the enclosed Notice of Annual Meeting and Proxy Statement.

We strongly encourage you to attend the Annual Meeting. Attendance at our shareholder meetings helps to maintain good communication and understanding. Chief Financial Officer Scott Burns and I will be there to report on current operations and discuss future plans. We will also provide time for your questions and comments.

Voting is one of your most important rights as a shareholder and I encourage you to exercise your right to vote in this election. Even if you plan to attend the Annual Meeting, we urge you to vote your proxy as soon as possible.

You may vote in-person or by ballot at the Annual Meeting. However, whether or not you expect to attend, we urge you to vote your shares in favor of the Board's nominees and in accordance with the Board's recommendations on the proposals, as soon as possible, signing, dating and returning the BLUE PROXY CARD in the postage-paid envelope provided. Please refer to the enclosed BLUE PROXY CARD for specific instructions for each voting method.

You may receive a proxy solicitation other than the approved BLUE management proxy. Even if you sign a different colored proxy card you have the right to change your vote by using the enclosed BLUE PROXY CARD. Only the latest dated proxy card you vote will be counted.

Kavilco’s Board and management have avoided the pitfalls of other southeast Native corporations and major economic events over the past two decades because of independent thinking and research. We have established a tradition of integrity, insight and vision. Your Board has been conservative and protective of your financial portfolio in keeping with our mission statement, “To honor the vision and unselfish actions of our Kasaan Haida ancestors and elders, the goals of Kavilco Incorporated are to provide dividends and to preserve the assets for all generations.”

The Corporation recommends your strong support for the Board–approved BLUE MANAGEMENT PROXY.

Sincerely,

/s/ Louis A. Thompson

Louis A. Thompson
President/Chief Executive Officer

Enclosures

PRIZES

Early Bird Special $350

Mail in your proxy on or before October 18, 2011.
$350 for 2 winners.
You do not have to be present to win.

Annual Meeting Proxy Drawings $100 and $200

$100 Prize Drawing for 4 winners
You must be present to win. Board members are not eligible for these drawings.

$200 Prize Drawing for All Returned Proxies
2 winners
You do not have to be present to win.

PRIZE RULES:

  In order to insure a quorum, all legally approved proxies will be eligible for all drawings
  To be eligible for the Early Bird Special, your proxy must be postmarked no later than October 18, 2011. Your name will automatically be entered into the drawing.

Kavilco Incorporated

600 University Street, Suite 3010

Seattle, WA 98101-1129

NOTICE OF 38th ANNUAL MEETING

DATE:	November 5, 2011

REGISTRATION:	11:00 a.m. - 12 noon

MEETING BEGINS:	1:00 p.m.

PLACE:	Cape Fox Lodge, 800 Venetia Way, Ketchikan, Alaska

ITEMS OF BUSINESS:	(1)To elect three (3) Directors to Class I, with a term expiring in 2014. Nominees are Jeane Breinig, Ramona Hamar and Marie K. Miller.
(2)To ratify the Company's selection of independent accountants.
(3)To consider such other business as may properly come before the meeting or any adjournments thereof.

RECORD DATE:	You are entitled to vote if you were a shareholder at the close of business on October 7, 2011.

VOTING BY PROXY:	Promptly complete, sign and return the enclosed BLUE PROXY in the postage paid envelope provided even if you plan to attend the meeting. You may still vote in person at the meeting even though you have previuosly signed and mailed a proxy.

THIS PROXY STATEMENT AND BLUE PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT OCTOBER 7, 2011.

By order of the Board of Directors,

/s/ John Campbell

John Campbell
Secretary

Kavilco Incorporated

600 University Street, Suite 3010

Seattle, WA 98101-1129

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q.	WHY AM I RECEIVING THESE MATERIALS?
A.
The Board of Directors of Kavilco Inc. is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at Kavilco's Annual Meeting. Only shareholders of record holding Class A shares at the close of business on October 7, 2011 are entitled to vote. As a shareholder with Class A shares you are urged to vote on the proposals described in this proxy statement. All shareholders should complete and mail the BLUE PROXY even if they plan to attend the meeting. The bylaws of the Corporation state that at least a majority of the total number of shares of Class A stock must be present, either in person or by proxy, to establish a quorum at the meeting. Conducting business will begin when a quorum is established. This Proxy Statement and the accompanying form of proxy were first mailed on October 7, 2011.

Q.	WHAT IS THE QUORUM REQUIREMENT OF THE MEETING?
A.
The quorum requirement for holding the meeting and transacting business is a majority (50% plus one (1) vote) of the shares of Class A stock. The shares may be present in person or by proxy. Kavilco currently has 11,482.83 shares outstanding of Class A stock. Kavilco knows of no person to be the beneficial owner of more than 5% of the outstanding shares of the Company.

Q.	WHAT IS A DISCRETIONARY PROXY?
A.

A proxy authorizes another person to vote your shares at the Annual Meeting. By completing and returning the enclosed BLUE PROXY CARD, you will authorize Laird A. Jones, Melanie Locklear and Louis A. Thompson, or any of them acting alone in the absence of others to vote your shares for you. As your proxy, you are authorizing them to vote all of your shares with all the powers you would have if you were personally present. Proxies may also be solicited personally, by telephone, by employees, officer and agents of the Company.

Unless otherwise instructed, the proxy holders will vote proxies received by them for these Board-approved nominees. In the event any nominee should not be available for election, the discretionary authority provided in the proxy will be exercised to vote for such other person(s) as may be designated by the present Board of Directors.

Q.	HOW CAN I VOTE MY SHARES?
A.
Each Class A shareholder is entitled to vote directed or discretionary. Shareholders are entitled to cumulative voting and may give a nominee as many votes as equal to the number of directors to be elected multiplied by the number of shares owned. Also, shareholders may allocate these votes on the same principle among any number of nominees. Using the BLUE PROXY CARD included in this packet of materials, complete the BLUE PROXY CARD with your name on it and mail it to Kavilco’s Inspector of Elections in the enclosed envelope.

Q.	WHAT IF I RETURN A BLUE PROXY CARD BUT DO NOT MAKE ANY CHOICES?
A.
If you return a signed and dated BLUE PROXY CARD, it will be voted FOR each of the Board’s nominees for director and FOR approval of the ratification of Moss Adams LLP as the Company’s independent public accountants.

Q.	WHAT SHOULD I DO IF I RECEIVE OTHER PROXY CARDS?
A.

The Board is not responsible for the accuracy or legality of any other proxy except the Kavilco management-approved BLUE PROXY CARD.

To ensure stockholders have the Company's latest proxy information and materials to vote, the Company may conduct multiple mailings prior to the annual meeting. To vote as the Board of Directors recommends, stockholders must use the BLUE PROXY CARD. Only the latest-dated proxy card you vote will be counted.

Q.	WHAT IS THE VOTE REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?
A.
In the election of directors, the nominees receiving the three highest totals of affirmative votes will be elected. To approve the ratification of Moss Adams LLP as independent auditors, the proposal will be approved if it receives more affirmative votes than negative votes. Abstentions will have no effect on the outcome of either proposal.

Q.	CAN I CHANGE MY VOTE?
A.
If you change your mind after voting, you may revoke your proxy and change your proxy instructions prior to the Annual Meeting, either by telephoning Scott Burns, Chief Financial Officer at Kavilco’s Seattle office; providing a written statement to Kavilco at the address above; or by voting again at the meeting.

Q.	WHO WILL COUNT THE VOTES?
A.	Representatives of Mecham, Richardson & Company will tabulate the votes and act as the Inspectors of Election.

Q.	WHO WILL BEAR THE COST OF SOLICITING VOTES AND SEC COMPLIANCE FOR THE MEETING?
A.
Kavilco Incorporated will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials as well as submitting it to the Securities and Exchange Commission for review.

Q.	MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?
A.

You may submit proposals for consideration or nominate directors for election at future shareholder meetings as follows:

  Shareholder Proposals. In order for a shareholder to make a proposal at next year’s Annual Meeting, the written proposal must be received by the Secretary no sooner than July 9, 2012 and no later than August 7, 2012. These proposals must be in writing and sent to: Kavilco Incorporated, 600 University Street, Suite 3010, Seattle, Washington 98101-1129. These proposals will need to comply with Kavilco’s Bylaws and Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.
  Director Nominations. In order for a shareholder to nominate one or more persons for election as director(s) at next year’s Annual Meeting the nomination(s) must be received by the Secretary no sooner than July 9, 2012 and no later than August 7, 2012. The nomination(s) must be in writing and sent to: Kavilco Incorporated, 600 University Street, Suite 3010, Seattle, Washington 98101-1129. The nomination(s) and each nominee will need to comply with Kavilco’s Bylaws and Securities and Exchange Commission regulations regarding proxy solicitations and does not grant any shareholder a right to have any nominee included in the Company’s proxy statement.

PROPOSALS TO BE VOTED ON

(1) Election of Directors

Kavilco's bylaws provide that the corporation shall be managed by a Board of Directors composed of nine (9) members elected in three (3) classes, each consisting of three (3) members. The election of directors is staggered so that only three (3) directors are elected each year. The Board of Directors recommends the election of the three (3) nominees listed below, all of whom are presently Board members, to serve a three- (3-) year term and until their successors are elected and qualified:

Jeane Breinig

Ramona Hamar

Marie K. Miller

Unless otherwise instructed, the proxy holders will vote proxies received by them on the BLUE PROXY CARD for these nominees. The proxy holders may utilize cumulative voting with respect to the nominees and may allocate their votes among each nominee in their sole discretion. Each nominee has advised the Company that he or she will serve as a director if elected. In the event any nominee should not be available for election, the discretionary authority provided in the proxy will be exercised to vote for such other person(s) as may be designated by the present Board of Directors.

The predominant mission of a registered investment company such as Kavilco must be the prudent management of the company’s financial assets, and the current Board and management understand their obligations in this regard. We, as elected representatives, have ethical and legal responsibilities to the Corporation and its shareholders. These regulations and responsibilities protect the shareholders.

Nonetheless, the members of the Board remain concerned with the issues that affect the community and the protection of our culture and heritage. To that end, the Board and management formed the Kasaan Haida Heritage Foundation, and applied for and received tax-exempt status for the Foundation. The Foundation is managed by a separate board of directors. Kavilco’s Board believes that the Foundation is the appropriate vehicle for the promotion and support of cultural activities. It urges shareholders who are concerned with cultural matters to become involved in its activities.

The Board of Directors urges you to vote for the nominees approved by the Board by signing, dating and returning the BLUE PROXY CARD.

Board Structure and Compensation

The Board officers as defined by the corporate by-laws are President/Chairman, Vice President, Secretary and Treasurer. However, Kavilco does not currently have a Treasurer, but employs a Chief Financial Officer. The Board President/Chairman also is employed as Chief Executive Officer. The Board of Directors recommends the election of the Class I incumbents: Jeane Breinig, Ramona Hamar and Marie K. Miller.

Information as to Nominees and Continuing Directors

On the Record Date, there were 11,482.83 shares of Class A Stock of the Company outstanding. The following table shows the beneficial ownership of the officers and directors of the Company, individually and as a group, of Class A stock as of October 7, 2011:

Name	Positions & Offices with the Company	Class	Term Office as Director Expires	Director Since	Principal Occupation & Employment During Past Five Years	Amount of Beneficial Ownership/% of Class A on 10/07/11

Louis A. Thompson, Age 75	President/CEO	III	2013	1972	Chief Executive Officer	137 / 1.18%

Louis Jones, Sr., Age 73	Director/Vice President	II	2012	1979	Retired Chief Engineer Alaska Marine Highway	120 / 1.04%

John Campbell, Age 42	Director/Secretary	II	2012	1994	Police Officer	162 / 1.39%

Jeane Breinig, Age 56	Director	I	2011	1993	English Professor University of Alaska	130 / 1.08%

Kenneth Gordon, Age 51	Director	II	2012	1994	Realtor	100 / 0.86%

Ramona Hamar, Age 68	Director	I	2011	1973	Office Manager for a Dentist's Office	150 / 1.29%

Laird A. Jones, Age 56	Director	III	2013	1994	Manager Vocational Training & Resource Center	109 / 0.94%

Melanie Locklear, Age 42	Director	III	2013	1997	Sign Shop Owner	100 / 0.86%

Marie Miller, Age 46	Director	I	2011	2003	Human Resources Manager	100 / 0.86%

Scott Burns, Age 65	Chief Financial Officer/Chief Compliance Officer				Chief Financial Officer/Chief Compliance Officer for Kavilco	- 0 - / - 0 -%

Family Relationships

Board Member	Relationship
Louis A. Thompson, President/CEO	No relationship to any Board Members

Louis Jones, Sr., Vice President	1st Cousin to Laird Jones and Jeane Breinig; Brother to Ramona Hamar

John Campbell, Secretary	1st Cousin to Kenneth Gordon

Jeane Breinig, Director	1st Cousin to Laird Jones, Ramona Hamar and Louis Jones, Sr.

Kenneth Gordon, Director	1st Cousin to John Campbell

Ramona Hamar, Director	1st Cousin to Laird Jones and Jeane Breinig; Sister to Louis Jones, Sr.

Laird A. Jones, Director	1st Cousin to Jeane Breinig, Ramona Hamar and Louis Jones, Sr.

Melanie Locklear, Director	Sister to Marie Miller

Marie Miller, Director	Sister to Melanie Locklear

Laird A. Jones, John Campbell and Jeane Breinig also serve on the Board of Directors of Kasaan Haida Heritage Foundation. None of Kavilco’s other Directors hold directorships anywhere else. Although the Company’s shares are not listed on the NASDAQ Stock Market, the Board uses the NASDAQ standard for determining the independence of board members. Under Rule 5605 of the NASDAQ Marketplace Rules, all of the Company’s directors are independent except Mr. Thompson, the Company’s President and Chief Executive Officer.

The Company does not have an audit, nominating or compensation committee. However the Board of Directors reviews annually the auditor's independence letter, management letter, statement of auditing standards letter and internal control memo. The Board of Directors selects nominees from incumbent Directors of the Company.

The Board of Directors has not established a compensation committee. Given that there are only two executive officers and that the Company does not have equity compensation plans, the Board believes that it is capable of evaluating the performance of the executive officers and reviewing compensation levels. The Board does review employees’ compensation every three years and occasionally reviews per diem and fees, the last review and subsequent employee increase took place in January 2010.

The Board of Directors held six regular bimonthly meetings for the year ended December 31, 2010. Each director attended all six meetings.

The Board of Directors does not have a policy regarding attendance at the Annual Meeting. All directors were in attendance at the 2010 annual meeting of shareholders.

Compensation of Directors

Each officer and director receives $1,100 in fees and $500 in per diem for each meeting they attend. In 2010, each director attended all six Board meetings and received $6,600 in compensation. In addition the Company pays for up to four (4) days of travel and hotel expenses to attend the meetings. The Company also pays medical insurance premiums or reimbursement of out-of-pocket medical expenses for directors. During 2010, the Company incurred expenses in excess of $10,000 for the following directors: Jeane Breinig $10,389; Kenneth Gordon $18,282; Laird Jones, $18,316 and Melanie Locklear $21,265.

Summary Compensation Table

All compensation paid by the Company for the years ended December 31, 2010 and 2009 to each of the most highly paid Executive Officers, whose cash compensation exceeds $100,000.00, and to all executive officers as a group, is as shown in the following table:

Name of Individual	Capacities in Which Served	Year	Salary	All Other Compensation (1)	Total
Louis A. Thompson	Chief Executive Officer, Chairman and President	2010	$90,826	$18,165	$108,991
		2009	$90,826	$18,165	$108,991

Scott Burns	Chief Financial Officer/Chief Compliance Officer	2010	$134,087	$26,817	$160,904
		2009	$130,691	$26,138	$156,829

All the executive officers as a group (2 persons)		2010	$224,913	$44,982	$269,895
		2009	$221,517	$44,303	$265,820

(1) The Company has a retirement plan for its employees that is a defined contribution plan with the annual contribution being equal to 20% of the participant’s salary. All contributions are pooled in a brokerage trust account held at Charles Schwab.

Mr. Thompson and Mr. Burns have employment agreements with the Company that may be terminated by the Company for cause, which includes conviction of a felony, physical or mental disability which makes it impossible to carry out his duties or responsibilities, or any illegal, immoral or dishonest act or omission by the employee, which omission results in material damage to the Company; or willful failure of the employee to discharge the duties required under the agreement. In the event of termination, Mr. Thompson or Mr. Burns shall be entitled to accrued salary, accrued vacation and/or sick leave and a pro rata portion of the Company's contribution to the employee's defined contribution account.

Code of Ethics

The Company has adopted a written Code of Ethics that applies to all of the Company’s directors, officers and employees, including its principal executive officer and principal financial officer. The Code of Ethics sets expectations for the exercise of sound judgment and sets high ethical standards in all Company and customer matters. It is designed to promote honest and ethical conduct including in the filing of required financial information and related disclosures, as well as in compliance with laws and regulations. The Code of Ethics mandates accountability for adherence to the Code of Ethics, while a variety of procedures are available to facilitate prompt internal reporting of violations to appropriate persons. The Board is mindful that the success of the Company depends on the ongoing competence, honesty and integrity of its human resources to build relationships of trust with customers and shareholders, and believes the Code of Ethics reasonably deters wrongdoing by directors, officers and employees. The Code of Ethics includes sections on matters such as conflicts of interest, confidentiality, trading practices, and personal conduct. The Code of Ethics is posted on the Company’s website at www.kavilco.com. In addition, any waivers of the Code of Ethics for the Board or executive officers of the Company will be disclosed in a report on Form 8-K.

Compliance with Section 16(A) Of The Exchange Act

Based solely upon the Company’s review of the copies of the filings that it received with respect to the fiscal year ended December 31, 2010, and written representations from certain reporting persons that no other reports were required, during fiscal year 2010 all of its officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements.

Report of the Board of Directors

In fulfilling its oversight responsibility of reviewing the services performed by the Company’s auditor, the Board of Directors carefully reviewed the policies and procedures for the engagement of the independent auditor. The Board also discussed with Moss Adams LLP, the Company’s independent auditor, the overall scope and plans for the audit and the results of its audit, including the matters required for discussion by Statement of Auditing Standards No. 61. The Board reviewed the written disclosures regarding the independence of Moss Adams LLP, contained in its letter to the Board of Directors as required by applicable requirements of the Public Company Accounting Oversight Board. The Board determined the compensation of the independent auditor and followed the established policy for pre-approval of all services, audit and non-audit related, provided by the independent auditor. The Board has concluded that the provision of non-audit related services described in “Audit and Non-Audit Fees” are compatible with maintenance of the independence of the independent auditor.

This report is submitted by the Company’s Board of Directors consisting of Louis A. Thompson, Louis Jones, Sr., John Campbell, Jeane Breinig, Kenneth Gordon, Ramon Hamar, Laird A. Jones, Melanie Locklear and Marie K. Miller.

(2) Ratification of Independent Public Accountants

The approval of selection of Moss Adams LLP as independent public accountants of the Company is voted on by the Board of Directors at their Board Meeting prior to the Annual Meeting. Shareholders are asked to approve or ratify this selection. Unless the proxy holders are instructed otherwise, proxies will vote for the selection of Moss Adams LLP as independent public accountants. If this selection is not approved, the Board of Directors intends to take the matter under advisement. No representative of Moss Adams LLP is expected to be present at the Annual Meeting.

Audit and Non-Audit Fees

Moss Adams LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2010. The Board of Directors pre-approved all of the audit related services, tax services and other services provided by Moss Adams LLP in 2010.

The following table sets forth the aggregate fees for services by the independent auditors for the years ended December 31, 2010 and 2009:

	2010	2009
Audit fees
Tax fees	$40,293	$37,162
Total Fees	$9,425	$4,000

	$49,718	$41,162

Audit Fees

Audit fees related to the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2010 and 2009.

Tax Fees

Tax fees in 2010 and 2009 included services related to the Company’s estimated tax payments and preparation of the Company’s tax returns.

Pre-Approval Policies and Procedures

The Board of Directors is responsible for assuring the independence of the independent auditor, including considering whether provision of non-audit related services is compatible with maintaining the independence of the independent auditor. Any non-audit services provided by the auditor must be pre-approved by the Board of Directors.

Other Matters

The Board of Directors knows of no matters, other than those mentioned in the proxy, to be brought before the meeting. However, if other matters do properly come before the meeting, it is the intention of the proxy holders to vote proxies according to their best judgment.

By Order of the Board of Directors

/s/ Louis A. Thompson

Louis A. Thompson
President

Seattle, Washington
October 7, 2011

KAVILCO INCORPORATED PROXY
Solicitation by the Board of Directors for the 2011 Annual Meeting of Shareholders

How to Vote Your Proxy

As to Proposals 1 and 2, discretionary authority is hereby granted to any such matter as to which no choice is indicated. Discretionary authority is hereby granted as to any other matters that may lawfully come before the meeting. Management knows of no other matters to be considered by the Shareholders. The undersigned hereby appoints Laird A. Jones, Melanie Locklear and Louis A. Thompson, or any of them with full power of substitution, Proxies for the undersigned to vote on their behalf.
Proposal 1	Election of Directors

CHECK BOX (A) OR (B)
If you choose (A) your shares will be voted by the three appointed proxy holders at their discretion. Do not allocate your votes below.

If you choose (B) you need to specify the Directors you will be voting for. Write the number of votes you wish to give each nominee next to that nominee's name.

(1)
	(A)	[ ]TO VOTE DISCRETIONARY for the election of three Nominees as set forth in the Board of Directors Proxy Statement for the three-year terms ending in 2014.

			FOR	WITHHOLD	ABSTAIN
		Jeane Breinig	__________	__________	__________
		Ramona Hamar	__________	__________	__________
		Marie K. Miller	__________	__________	__________

	(B)	[ ] TO VOTE DIRECTED in the manner set forth below for the election of the Nominees below for the Board of Directors of the Corporation for three-year terms ending in 2014.

		Nominee	Number of Shares X 3 = Number of Votes Cast

		Jeane Breinig	_______________ X 3 = ___________________
		Ramona Hamar	_______________ X 3 = ___________________
		Marie K. Miller	_______________ X 3 = ___________________

Proposal 2	Ratification of Moss Adams LLP as independent public accountants.

You must vote on Item (2), either FOR, AGAINST, or ABSTAIN
(2)	To ratify the selection of Moss Adams LLP as the independent public accountants for the Company.

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

The Board of Directors makes the foregoing proposals and the Proxy is solicited by the Board of Directors and will be voted as specified.

PLEASE SIGN, DATE AND REUTRN THIS PROXY PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED.

Name:
Class:
# of Shares

Date ___________________________________________________, 2011

SIGNATURE __________________________________________________
Sign here exactly as name appears to the left

As custodian for: _______________________________________________
 (Minor's name if applicable)

When signing as custodian for a minor, or as executor, administrator, attorney, trustee or guardian, please write your full title as such. If your name appears as "John A. Smith, Sr., as custodian for John A. Smith, Jr." sign
"John A. Smith, Sr., as custodian for John A. Smith, Jr."